Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of February 29, 2012, by and among Encore Wire Corporation, a Delaware corporation (the “Company”), Capital Southwest Corporation, a Texas corporation (“CSC”), and Capital Southwest Venture Corporation, a Nevada corporation (“CSVC” and together with CSC, the “Stockholders”).

RECITALS

A. The Stockholders currently own shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) as follows (the “Shares”): (i) CSC owns 1,312,500 shares of Common stock, and (ii) CSVC currently owns 2,774,250 shares of Common Stock.

B. The Stockholders desire that the Company register the offer and sale of the Shares on a registration statement on Form S-3, and the Company desires to register the offer and sale of the Shares on the terms and conditions set forth in this Agreement.

AGREEMENT

In consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Definitions. For purposes of this Agreement, the following terms have the following meanings:

(a) “Affiliate” means, when used with respect to a specified Person, any other Person which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such Person;

(b) “Agreement” has the meaning given to such term in the preamble to this Agreement.

(c) “Blackout Period” means the period beginning on the last Business Day of each fiscal quarter and ending at 9:00 a.m. Dallas time on the third full Business Day following the date of the public release of the Company’s earnings results for such quarter.

(d) “Business Day” means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Dallas, Texas.

(e) “CSC” has the meaning given to such term in the preamble to this Agreement.

(f) “CSVC” has the meaning given to such term in the preamble to this Agreement.

(g) “Common Stock” has the meaning given to such term in the Recitals.

(h) “Disposition” means any sale, assignment, gift, transfer, pledge or mortgage of Common Stock by the Stockholders.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(j) “Person” means an individual, partnership, limited partnership, limited liability company, foreign limited liability company, trust, estate, corporation, custodian, trustee, executor, administrator, nominee or entity in a representative capacity.

(k) “Registration Expenses” has the meaning given to such term in paragraph 4.

(l) “Registration Statement” has the meaning given to such term in paragraph 2(a)(i).

(m) “SEC” means the United States Securities and Exchange Commission.

(n) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(o) “Shares” has the meaning given to such term in the Recitals.

(p) “Stockholders” has the meaning given to such term in the preamble to this Agreement.

2. Registration of the Shares

(a) The Company will use reasonable efforts to:

(i) prepare and file with the SEC a resale registration statement on Form S-3 to register the offer and sale of the Shares by the Stockholders (the “Registration Statement”) promptly after the Company files with the SEC its annual report on Form 10-K for the year ended December 31, 2011;

(ii) cause the Registration Statement to become effective, including promptly responding to comments and requests from the SEC;

(iii) promptly prepare and file with the SEC any amendments or supplements to the Registration Statement or prospectus which, in the opinion of counsel for the Company, is required in connection with the registration of the offer and sale of the Shares;

(iv) register or qualify the Shares under such other state securities laws or laws of such jurisdictions as the Company determines to be applicable; provided that the Company will not be required to (A) register or qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction; and

(v) furnish to the Stockholders, at the Stockholders’ sole expense, such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement, any documents incorporated by reference therein and such other documents as the Stockholders may reasonably request in order to facilitate the Disposition of the Shares pursuant to the Registration Statement.

(b) Notwithstanding anything in this Agreement to the contrary, the Company shall be under no obligation to:

(i) file the Registration Statement, if the Company becomes ineligible to file a registration statement on Form S-3 under the rules and regulations of the SEC;

(ii) engage an underwriter to offer or sell the Shares under the Registration Statement; or

(iii) make any public disclosure prior to the date when such information would otherwise be required to be filed with SEC under the Exchange Act (including any applicable extensions).

(c) In connection with the Company preparing and filing the Registration Statement, the Stockholders will:

(i) furnish to the Company in writing such information as the Company reasonably requests for use in connection with the Registration Statement and prospectus; and

(ii) keep confidential and not disclose to third-parties (except as required by law and excluding the Stockholder’s lawyers, accountants, and bankers) any information received from the Company pursuant to this Agreement regarding the Company or any proposed registration (or suspension thereof) of the offer and sale of the Common Stock under the Securities Act (other than disclosure previously made by the Stockholders to their respective portfolio companies that they intend to register the Shares).

3. Trading Restrictions

(a) For so long as an employee of CSC serves as a director of the Company, the Stockholders shall not effect any Disposition of the Shares pursuant to the Registration Statement during the Blackout Period and during any period that they are in possession of material, non-public information concerning the Company. In furtherance of the foregoing, the Stockholders shall request pre-clearance of such Disposition from the Chief Financial Officer of the Company (“CFO”) at least two business days prior to the proposed date of such Disposition for the purpose of ensuring that the Stockholders are not otherwise in possession of material, non-public information concerning the Company. If the circumstances described in paragraph 3(b)(i) and paragraph 3(b)(ii) exist, the CFO will not pre-clear the Disposition, and the Stockholders will discontinue any Disposition of the Shares pursuant to the Registration Statement; provided that the Company shall notify the Stockholders in writing when the Company determines that the Stockholders may thereafter resume any Disposition of the Shares pursuant to the Registration Statement.

(b) Notwithstanding anything to the contrary contained in this Agreement, during any time period in which an employee of CSC does not serve as a director of the Company, the Company may, upon written notice to the Stockholders, suspend the Stockholders’ use of any prospectus that is a part of the Registration Statement, and the Stockholders shall discontinue any Disposition of the Shares pursuant to the Registration Statement if (i) the Company is pursuing an acquisition, merger, reorganization, disposition or other material transaction or some other material event or circumstance has occurred and (ii) the Company, in its sole discretion, determines that immediate public disclosure of such transaction, event or circumstance is not in the best interests of the Company; provided that the Company shall notify the Stockholders in writing when the Company determines that the Stockholders may thereafter resume any Disposition of the Shares pursuant to the Registration Statement.

4. Registration Expenses and Other Compensation

All expenses incident to the Company’s preparation or performance of, or compliance with, this Agreement, including to the extent applicable (a) all registration and filing fees, (b) fees and expenses of compliance with state securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Shares), (c) printing expenses, (d) the fees and expenses incurred in connection with any listing of the Shares, (e) fees and expenses of counsel for the Company and (f) fees and expenses of the Company’s independent certified public accountants (including the expenses of any special audit or “cold comfort” letters required by or incident to such performance) (all such expenses being herein called “Registration Expenses”), will be borne by the Stockholders whether or not the Registration Statement becomes effective unless the Registration Statement does not become effective solely due to the actions or omissions of the Company and without any fault of the Stockholders. The Stockholders shall reimburse the Company and/or directly pay the Registration Expenses promptly upon the Stockholders receiving written notice from the Company specifying the amount of Registration Expenses that the Company has incurred and attaching the actual invoices that have been paid by the Company or are requested to be paid. To the extent the Company is being reimbursed for Registration Expenses previously paid by it, the Stockholders shall wire cash in the amount of the Registration Expenses to a bank account specified by the Company in such notice.

5. Miscellaneous

(a) Notices

All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to the Company:

Encore Wire Corporation

1329 Milwood Road

McKinney, Texas 75069

Attn: Frank J. Bilban

Fax: (214) 733-5008

with a copy (which shall not constitute notice) to:

Thompson & Knight LLP

One Arts Plaza

1722 Routh Street, Suite 1500

Dallas, Texas 75201

Attn: Ann Marie Cowdrey

Fax: (214) 999-9001

If to the Stockholders:

Capital Southwest Corporation

12900 Preston Road, Suite 700

Dallas, Texas 75230

Attn: William R. Thomas III

Fax: (972) 233-7362

with a copy (which shall not constitute notice) to:

Locke Lord LLP

2200 Ross Avenue, Suite 2200

Dallas, Texas 75201

Attn: Gina Betts

Fax: (214) 756-8515

(b) Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

(c) Binding Effect; Assignment; No Third Party Benefit

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Other than the indemnification provisions of paragraph 5, nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective heirs, legal representatives, successors, and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

(d) Severability

If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

(e) Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

(f) Descriptive Headings

The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement, and shall not affect in any manner the meaning or interpretation of this Agreement.

(g) References

All references in this Agreement to paragraphs and other subdivisions refer to the paragraphs and other subdivisions of this Agreement unless expressly provided otherwise. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Whenever the words “include,” “includes” and “including” are used in this Agreement, such words shall be deemed to be followed by the words “without limitation.”

(h) Consent to Jurisdiction

(i) The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Texas and the federal courts of the United States of America located in Dallas, Texas, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a party to this Agreement may become involved.

(ii) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action, or proceeding of the nature specified in subparagraph (a) above by the mailing of a copy thereof.

(iii) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(i) Amendment

The provisions of this Agreement may only be amended, waived or modified by written instrument executed by the parties to this Agreement.

(j) Waiver

No failure or delay by a party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

(k) Counterparts

This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

THE COMPANY:

ENCORE WIRE CORPORATION

By:	/s/ Frank J. Bilban
	Name:	Frank J. Bilban
	Title:	VP & CFO

THE STOCKHOLDERS:

CAPITAL SOUTHWEST CORPORATION

By:	/s/ William R. Thomas III
	Name:	William R. Thomas III
	Title:	Vice President

CAPITAL SOUTHWEST VENTURE CORPORATION

By:	/s/ William R. Thomas III
	Name:	William R. Thomas III
	Title:	Vice President